Exhibit 10.8

2-6-2 Kamiosaki,                         Wakabayashi Fund, LLC
Shinagawa - Ku                           [Graphic Omitted]
Tokyo Japan 141-0021
T:  914 613 3232   F:  646 514 1601


This Agreement made this October 18, 2007, by and between Wakabayashi Fund, LLC., a Japanese Limited Liability Company, whose address is 2-6-2 Kamiosaki, Shinagawa-ku Tokyo Japan 141 0021, hereinafter referred to as "WAKABAYASHI" or "Consultant" and SPIRIT EXPLORATION, INC., a Nevada corporation, its agents, successors or assigns, hereinafter referred to as "SPIRIT EXPLORATION, INC." OR "Client", whose address 118 Howe Street, Victoria, British Columbia Telephone:
250.384.2077  Fax:  -  Symbol:  SPXP.PK

Whereas Consultant is in the business of providing Institutional Investor relations Services and whereas Client desires to retain Consultant for the following purposes:

For and in consideration of mutual benefits, detriments, promises, and the cross consideration hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, WAKABAYASHI and SPIRIT EXPLORATION, INC., collectively "THE PARTIES", hereby covenant and agree as follows:

1.   SERVICES
     WAKABAYASHI  is  hereby  engaged  to  provide  Public  Relations  services
     (non-exclusive) including serving as an investment banking liaison, obtaining write ups about the company and acting as an institutional public relations consultant for a six month period from the date hereof (the "term").

2.   COMPENSATION
     SPIRIT EXPLORATION, INC. hereby agrees to pay WAKABAYASHI for the services set forth in Paragraph 1, the following non-refundable retainer items:

     a. The issuance of 50,000 shares of restricted stocks with piggyback registration rights, with said shares shall be issued within five days after the date hereof. Such stock cannot be issued pursuant to an S-8 Registration statement. The shares are not in contravention of Section 5 of the Securities Act of 1933 and specifically with sections 5a and 5c there under.

     b. WAKABAYASHI will also incorporate a free look clause whereby Client may request to verify our long position in Client's stock as well as incorporate a proprietary restrictive clause which precludes any liquidation of our vested stock until the termination of our contract.

     c. SPIRIT EXPLORATION, INC. shall pay consultant reasonable out-of-pocket expenses related to the services set forth in Paragraph 1 above, subject to prior written budget approval by SPIRIT EXPLORATION, INC.

3.   TERMINATION  OF  AGREEMENT
     This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided herein above, except as follows:
     a. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;
     b.  Upon  the  other  party  taking  the  benefit  of  any  insolvency law;
     c. Upon the other party having or applying for a receiver appointed for either party; and/or
     d.  Mutual  consent  of  the  parties.

4.   NOTICES
     All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.


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5.   ATTORNEY  FEES
In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final dispositions.

6.   TIME IS  OF  THE  ESSENCE
Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7.   INUREMENT
This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and consultant shall not assign this agreement.

8.   ENTIRE  AGREEMENT
This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements.

9.   AMENDMENTS
This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

10.  WAIVERS
No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11.  NON-WAIVER
The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

12.  CONSTRUCTION  OF  AGREEMENT
Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13.  NON-CIRCUMVENTION  AGREEMENT
SPIRIT EXPLORATION, INC. agrees, represents and warrants hereby that it shall not circumvent WAKABAYASHI with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor specifically introduced by WAKABAYASHI to SPIRIT EXPLORATION, INC. nor with respect to any transaction or other business opportunity proposed by, assisted with or otherwise promoted by WAKABAYASHI for the benefit of SPIRIT EXPLORATION, INC. pursuant to the terms with WAKABAYASHI for the purpose of, without limitation, this Agreement and for a period of twelve (12) months from the date of execution by THE PARTIES of this Agreement or the introduction to a specific financing source.

14.  APPLICABLE  LAW
THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEW YORK FOR WHICH THE COURTS IN NEW YORK CITY, NEW YORK SHALL HAVE JURISDICTION WITHOUT GIVING

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EFFECT  TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE.
The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

15.  COUNTERPARTS
This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

16.  FACSIMILE
A facsimile copy of this Agreement is acceptable.


17.  ACCEPTANCE  OF  AGREEMENT
Unless both parties have signed this Agreement within ten (10) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this 18 October 2007, by and between:

WAKABAYASHI FUND, LLC.                      SPIRIT EXPLORATION, INC.
A Japanese Limited Liability Company        A Nevada Corporation



By: \s\ William Tyler Dillerstone           By:  \s\ Peter Laipnieks
    -----------------------------                ------------------------------
    William Tyler Dillerstone, President         Peter Lapnieks, CEO
    Date: October 18, 2007                       Date: October 18, 2007




























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                                 PROJECT SCOPE

PROJECT ACTIVITIES: WAKABAYASHI, in providing institutional investor relations services, shall perform the following project specific functions and merge WAKABAYASHI efforts with SPIRIT EXPLORATION, INC. resources, as needed. The emphasis of this investor relation project shall be personal introductions of SPIRIT EXPLORATION, INC. to money managers, fund managers, hedge fund managers, portfolio managers, financial analysts, institutional brokers, venture capitalists, investment bankers, and wholesale/retail market makers. All out-of-pocket costs (i.e., costs for mail campaigns, printing, distributions, etc.) shall be pre-approved and paid for by SPIRIT EXPLORATION, INC.

o Conduct analysis that combines SPIRIT EXPLORATION, INC. due-diligence and WAKABAYASHI in-house analysis tools to emphasize marketability.

o Coordinate buy-side and sell-side brokerage research coverage bringing SPIRIT EXPLORATION, INC. to these sources and facilitating their institutional research. This provides SPIRIT EXPLORATION, INC. and WAKABAYASHI additional analysis reports from promoting services.

o    Develop  project  related  Executive  Summary  for  mail-out/distribution.

o Plan marketing campaign matching SPIRIT EXPLORATION, INC. to WAKABAYASHI'S proprietary contact base and other investment prospects/sources anchored by Internet presence.

o Develop comprehensive press list based upon trade and institutional investment related publications.

o Create list of project specific publications and electronic advertising sources for print and Internet.

o Distribute press releases in hard copy and over the Internet (company initiated only).

o    Implement  print  media  articles and advertising (company initiated only).

o    Design  print  ads  for  trade  and  investment  related  publications.

o    Maintain  Website  Optimization  and  Analization.

OPTIONAL PROJECT ACTIVITIES: THESE ANCILLARY PROJECTS CAN BE PROVIDED AT SPIRIT EXPLORATION, INC.'S DISCRETION AND COST.

o Conduct road shows, with direct SPIRIT EXPLORATION, INC.'S participation, in cities targeted because of SPIRIT EXPLORATION, INC.'S institutional investor contact base.

o    Design  and  Coordinate  Trade  Booths

o    Attend  trade  shows  and  conferences.

o Hold press/analysts seminars for institutional investors and investment managers.

o    Develop  investor  relations section on SPIRIT EXPLORATION, INC.'S website.

o    Develop  project  related  web  pages.

o Write media alerts and press releases to continuously generate press relating to SPIRIT EXPLORATION, INC. and its stock performance, emphasizing both standard and Internet dissemination (company initiated only).

o Plan and implement direct mail campaign to WAKABAYASHI'S contact base and SPIRIT EXPLORATION, INC.'S related contacts with follow-up telephone sales contact.


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